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                                                                   EXHIBIT 10.15



                              EMPLOYMENT AGREEMENT



      This EMPLOYMENT AGREEMENT (this "Agreement"), dated effective as of

January 18, 1999, is entered into by and between 1-800-FLOWERS, INC., a Delaware corporation ("Company"), and KERRY W. COIN, residing at 1215 Key West, Corona

Del Mar, CA 92625 ("COIN").



      WHEREAS, Company deems COIN's services and experiences useful and necessary; and



      WHEREAS, COIN is willing to provide services and experiences as an employee of Company on the terms and conditions set forth herein.



      NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:



      1. EMPLOYMENT. Company hereby employs COIN, and COIN hereby accepts such employment, upon the terms and conditions set forth herein.



      2. DUTIES. COIN is employed in the position of Vice President of Store

Operations. COIN shall perform faithfully and diligently the duties customarily performed by persons in the position for which COIN is employed including,

without limitation, to develop and execute strategies, plans and tactics for the retail stores, both company-owned and franchised (exclusive of Real Estate and construction and Merchandising), Bloomnet, St. Claire Floral, commissaries, and such other duties as the Board of Directors or the President of Company shall designate to COIN from time to time. COIN shall devote COIN's full business time and efforts to the rendition of all services and to the performance of such duties as are set forth herein or as may be designated in the future, and shall at all times be in compliance with, and ensure that Company is in compliance with, any and all laws, rules and regulations applicable to Company or its business. COIN's principal place of employment shall be the Company'S headquarters, currently in Westbury, New York, subject to travel as may be required for the rendering of services hereunder. During his employment with the

Company he shall report to the President of the Company, or such other person as may be designated from time to time by James F. McCann.



      3. COMPENSATION/BENEFITS.



            3.1 Base Salary. As compensation for the proper and satisfactory performance of all duties to be performed by COIN hereunder, Company shall pay to COIN a base annual salary of $170,000 payable in equal biweekly installments,

payable in arrears, less required deductions for state and federal withholding tax, Social Security and other employee taxes, and such other and further deductions required by law or lawful order and other permissible deductions authorized or requested by COIN. Such base salary shall be reviewed on an annual basis by the Company as provided for herein and shall be subject to such increases, if any, as the Company, in its own discretion, from time to time may determine. Notwithstanding anything to the contrary herein, the





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first review of the base salary shall occur subsequent to the end of fiscal year

2000.



            3.2 Health Insurance. COIN shall be covered under the Company's

Health Insurance Plan under the terms, conditions, and rates as offered to other officers of the Company. In the event COIN incurs any health insurance premium expenses for the continuation of health insurance benefits for the period between the effective date of this Agreement and the date his health insurance coverage commences under the Company's Health Insurance Plan, then the Company will reimburse COIN the difference between the premium cost of his coverage under COBRA and the Company's standard coverage.



            3.3 Vacation and Sick Leave. Company shall grant two (2) weeks of paid annual vacation and five (5) days of paid sick/personal leave annually,

prorated for any portion of a year to the date of termination. The timing and duration of any vacation shall be subject to the prior written approval of

Company.



            3.4 Employee Benefits. The Company shall offer COIN such other fringe benefits which, in the Company's sole discretion, it determines and is consistent with those offered by the Company to its full time officers.



            3.5 Stock Options. Attached is a copy of the Stock Option Agreement to be executed simultaneously with this Employment Agreement.



            3.6 Bonus Compensation. COIN shall be entitled to an annual bonus up to twenty-five percent (25%) of base salary pursuant to the Company's approved

Bonus Plan, provided both COIN and the Company each attain the performance goals established for COIN and the Company in the sole discretion of the President of the Company. The first review for this annual bonus shall occur following the end of the Company's fiscal year ending on or about June 30, 2000, and shall be pro-rated for the time COIN was employed by the Company up to the end of said fiscal year.



            3.7 No Accumulation. COIN shall not be entitled to accumulate unused vacation, sick leave, or other fringe benefits from year to year, without the prior written consent of Company. Further, COIN shall not be entitled to receive payments in lieu of any compensation or payment for or in lieu of said benefits prorated to the date of termination of this Agreement.



            3.8 Payment of Compensation Upon Termination. Except as provided in

Section 4.3(c), upon termination, COIN shall be entitled to the compensation set forth as "base salary" herein, prorated to the effective date of such termination, plus any unused vacation accrued prior to the date of termination.



            3.9 Expenses. Company shall reimburse COIN for all documented and reasonable out of pocket expenses incurred on behalf of Company by COIN pursuant to standard Company policy. It is understood that the Company shall reimburse

COIN for the cost of one personal trip





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per month to California during the first six (6) months of his employment and expenses for temporary local living quarters for COIN until COIN'S relocation to

New York is completed, or July 18, 1999; whichever first occurs. All expenses for said temporary local living quarters shall be paid directly by the Company to the Landlord or other supplier of said temporary local living quarters. At the end of COIN'S first six (6) months of employment, the Company will consider,

at its discretion, a three (3) month extension of the reimbursement for temporary local living quarters as provided for herein should the facts and circumstances warrant such an extension at that time.



            3.10 Relocation and Relocation Expenses. (a) COIN agrees to relocate himself and his family to New York within six (6) months from his commencement of employment with the Company. As full reimbursement for COIN's relocating to

New York, the Company will reimburse COIN his reasonable and documented out of pocket relocation expenses actually incurred for customary closing costs and standard real estate commissions related to the sale of his California home and customary closing costs (including up to one percent (1%) mortgage origination fee) on the purchase of new home in New York; packing, shipment and unpacking of household goods; temporary storage not to exceed thirty (30) days; reasonable costs for two visits by COIN'S spouse to New York for house-hunting; and

incidental relocation related expenses, which incidental expenses shall not exceed $1,000.00. The parties agree that "relocation expenses" reimbursed to

COIN shall include gross-up of such actual approved relocation expenses based upon COIN'S applicable federal, state and local income tax rates.



                  (b) The parties hereto agree to consider alternatives to

COIN'S selling his California home in order to relocate and will explore other methods of relocation provided such alternatives are more advantageous to both parties.



      4. TERMINATION



            4.1 Termination Without Cause. The death of COIN shall automatically terminate this Agreement and COIN's employment.



            4.2 Termination With Cause. The Company shall have the right to terminate this Agreement and COIN's employment upon the occurrence of any one of the following events:



                  (a) COIN fails to perform faithfully, diligently and

expeditiously his duties under this Agreement, which failure continues unremedied for a period of fifteen (15) days after his receipt of written notice from the Company specifying in reasonable detail the nature of the failure; or



                  (b) COIN is disabled, mentally or physically or both, for two

(2) or more consecutive months or an aggregate of four (4) months in any six (6)

month period (as used in this Section 4, "disabled" shall have the meaning specified in the Company's disability insurance policy, or if no such policy is then maintained by the Company, shall mean the inability of COIN to





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diligently and expeditiously perform, in all essential respects, COIN's ordinary functions and duties as an employee of the Company on a full-time basis by reason of physical or mental illness or injury); or



                  (c) COIN engages in any conduct which is unethical, illegal or which otherwise brings adverse notoriety to the Company or which has a substantial adverse effect on the name, public image or reputation of the

Company; or



                  (d) COIN (i) is declared of unsound mind by an order of court,

(ii) is convicted of or pleads guilty or nolo contendere to a felony or (iii)

fraudulently or intentionally commits an act which is directly and substantially detrimental to the Company; or



            4.3 (a) If COIN's employment is terminated at any time due to his resignation or under Section 4.1 or 4.2, COIN shall not be entitled to any compensation whatsoever from the Company effective as of the date of termination except as specifically provided for in Section 3.8 and reimbursement for expenses as provided for in Section 3.9.



                  (b) In the event that COIN's employment is terminated during the first twelve (12) months following the effective date of this Agreement due to his resignation or under Section 4.2, then COIN shall repay to the Company a pro rata share of the relocation expenses paid to him pursuant to Section 3.10.



                  (c) In the event that COIN's employment is terminated during the first twelve (12) months following his commencement of employment, except,

due to his resignation, or pursuant to Section 4.1 or 4.2, then the Company shall continue paying COIN'S base salary as provided for in Section 3.1, for a period of six (6) months following the date of termination, and the Company shall have no further obligation to COIN whatsoever arising from his employment with the Company or the termination thereof.



            4.4 The parties hereto acknowledge that COIN's employment is "at will", meaning either party may terminate the employment relationship at any time and for any reason not prohibited by law. Nothing herein is intended to deprive or relieve either party of any of its rights or obligations as may be otherwise provided for in this Agreement.



      5. CONFIDENTIALITY.



            5.1 Acknowledgment of Proprietary Interest. COIN recognizes the proprietary interest of Company in any Confidential Information of Company. As

used herein, the term "Confidential Information" means all information relating to Company and any of Company's subsidiary corporations and affiliates and their respective customers, operations, products, sales, finances, trade secrets, and business, including, without limitation, any information encompassed in any reports, investigations, customer lists (whether or not written) and customer information, business plans and business relationships, information on suppliers and fulfilling florists,





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experiments, research or developmental work, experimental work, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, financial projections, financial data including sales and pricing information and all other financial data, cost summaries, pricing formula and trademarks, service marks, and all concepts or ideas, materials or information related to the business of Company, its subsidiary corporations and affiliates.

Confidential Information also includes, without limitation, all information COIN received from third parties in the course of his employment which was provided to him in connection with his duties for the Company. COIN acknowledges and agrees that any and all Confidential Information learned by COIN during the course of his employment by Company or otherwise, whether developed by COIN alone or in conjunction with others or otherwise, shall be and is the sole property of Company.



            5.2 Covenant Not to Divulge Confidential Information. COIN

acknowledges and agrees that Company is entitled to prevent the disclosure of

Confidential Information. As a portion of the consideration for the employment of COIN and for the compensation being paid to COIN by Company, COIN agrees at all times during his employment by Company and thereafter to hold in strictest confidence, and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Company to further the business of

Company, and not to use except in the pursuit of the business of Company, the

Confidential Information, without the prior written consent of Company,

including Confidential Information developed by COIN. Information shall not be subject to the foregoing restrictions to the extent such information (i) is or becomes public knowledge other than by means of a breach of confidentiality by

COIN or (ii) which COIN is required to disclose pursuant to applicable law provided COIN immediately notifies the Company and uses reasonable and lawful efforts to resist making any disclosure not approved by the Company.



            5.3 Return of Materials at Termination. In the event of any termination of COIN's employment, COIN will promptly deliver to Company all materials, property, documents, data and other information belonging to Company or pertaining to Confidential Information. COIN shall not take any materials,

property, documents or other information, or any reproduction or excerpt thereof, belonging to Company or containing or pertaining to any Confidential

Information.



            5.4 Remedies Upon Breach. As a result of the position which COIN has occupied and will continue to occupy, COIN was and will be trusted with

Confidential Information. COIN represents that he has not and shall not divulge to any person or entity, any Confidential Information, nor has he nor shall he utilize any Confidential Information on his own behalf or on behalf of any other person or entity. COIN agrees that his violation of any term, provision,

covenant, or condition of this Section 5 of this Agreement shall result in irreparable injury and damage to the Company which will not be adequately compensated in money damages and that the Company will have no adequate remedy at law therefore. In such event, the Company and COIN agree that, in addition to any other legal and equitable remedies which the Company may have, the Company shall be entitled to such temporary, preliminary or permanent restraining orders, decrees or injunctions as may be deemed necessary to protect the Company against, or on account of, such violation or threatened violation. However,

nothing in this Agreement shall be construed to limit





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the Company's remedies for or defenses to any action, suit or controversy arising out of this Agreement or otherwise.



      6. COVENANT NOT TO COMPETE



            6.1 During the term of COIN's employment with the Company, and for a period of one (1) year following termination of his employment, COIN shall not do any of the following, within the United States, directly or indirectly,

without the prior written consent of the Company:



                  (a) Engage or participate, in any manner, in a Competitive

Business. As used herein, the term "Competitive business" means (i) the retail,

mass marketing, franchise, wholesale, catalog, supermarket, wholesale club,

internet or telemarketing floral businesses, (ii) any Floral Wire Service business, (iii) any business which receives five percent (5%) or more of its gross revenues from the sale of floral products, or (iv) any business which is primarily engaged in the selling of gift baskets.



                  (b) Become interested in (as owner, stockholder, lender,

partner, coventurer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is the same as or similar to the business of the Company or become interested in (as owner, stockholder, lender, partner, coventurer,

director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association, or other affiliate where such portion of such business is the same as or similar to the business of the

Company. Notwithstanding the foregoing, COIN may hold not more than 5% of the outstanding securities of any class of any publicly-traded company that is so engaged;



            6.2 During the term of COIN's employment with the Company, and for a period of two (2) years following termination of his employment, COIN shall not do any of the following, within the United States, directly or indirectly,

without the prior written consent of the Company:



                  (a) Influence or attempt to influence any person to either (i)

terminate or modify his employment with the Company or (ii) employ, directly or indirectly, any person employed by the Company as an employee;



                  (b) Influence or attempt to influence a supplier or customer of the Company or any other person or entity with whom the Company shall have dealt, to terminate or modify any written or oral agreement or course of dealing with the Company; or



                  (c) Influence, or attempt to influence any customer of the

Company or any other person or entity with whom the Company shall have dealt,

for the purpose of offering or selling any products or services which are identical, substantially similar or comparable to the services or products offered by the Company.





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            6.3 For purposes of this Paragraph 6, the term "Company" includes all subsidiary corporations and affiliates. The term Floral Wire Service business includes, without limitation, FTD, AFS, Carik, Teleflora, and Florafax.



            6.4 COIN acknowledges and agrees that (i) this Section 6 is necessary for the protection of the legitimate business of the Company; (ii) the restricted covenants set forth in this Section 6 are reasonable and valid in geographical and temporal scope and in all other respects; and (iii) COIN has received adequate consideration for the execution, delivery and performance of this Agreement.



            6.5 In the event any court decides that the specific provisions of

Paragraph "6", or any part thereof, are not enforceable, COMPANY shall petition that court to determine to what extent such provision, or part thereof, must be modified in order to be considered enforceable and, for purposes of the case in which the issue arose and thereafter in the territorial jurisdiction of that court, such provision or part thereof shall be interpreted as that court or panel so determines. Failure by COIN to fully perform his obligations under this

Section 6 will be deemed a breach of this Agreement, upon which the Company will be entitled to seek injunctive relief and money damages including reasonable attorneys' fees, in addition to any other legal and equitable remedies which the

Company may have available to it.



      7. INSURANCE. Company may, at its election and for its benefit, insure

COIN against accidental loss or death and Company shall be entitled to any and all insurance proceeds in the event of any such accidental loss or death. COIN shall submit to such physical examination and supply such information as may be required in connection therewith.



      8. GOVERNING LAW/DISPUTE RESOLUTION. This Agreement shall be interpreted,

construed, governed and enforced according to the laws of the State of New York without regard to the choice of law rules thereof.



      IN CONSIDERATION AND AS A MATERIAL CONDITION OF THE EMPLOYMENT AND

CONTINUATION OF EMPLOYMENT OF COIN, COIN AND THE COMPANY AGREE TO SUBMIT TO

BINDING ARBITRATION FOR RESOLUTION ANY EMPLOYMENT DISPUTE (AS THIS TERM IS

DEFINED BELOW), AND FURTHER AGREE THAT BINDING ARBITRATION IS THE EXCLUSIVE

MEANS FOR RESOLUTION OF SUCH DISPUTE AND THAT BOTH COIN AND COMPANY HEREBY WAIVE

THEIR RESPECTIVE RIGHTS, IF ANY, TO RESOLVE ANY DISPUTE THROUGH ANY OTHER MEANS,

INCLUDING A JURY TRIAL OR A COURT TRIAL IN A LAWSUIT.



            The term "Dispute," whether in the singular or plural, means (a) all claims, disputes or issues of which COIN is or should be aware during the employment relationship or after termination thereof, and which relate to or arise out of the employment of COIN by the Company (including without limitation any claim of constructive termination, any benefits-related claims or





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any related claims against an individual employee), and (b) all Company counterclaims against COIN. The term "Dispute" further includes without limitation all contractual, statutory and common law claims. Notwithstanding anything to the contrary contained herein, Company retains the right to seek injunctive relief and/or commence suit for money damages for any such claim which relate to or arise out of the confidentiality or non-competition conditions of employment and the parties hereby irrevocably consent to the jurisdiction of the Supreme Court of the State of New York, County of Nassau for

any such action or proceeding.



            Arbitration shall be held in accordance with the commercial arbitration rules of the American Arbitration Association then in effect and the

Dispute will be heard by a panel of three (3) arbitrators. Arbitration shall be held at the office of the American Arbitration Association located in Garden

City, New York, or, in the event no such office exists in Garden City, then the

Arbitration shall be held in an office of the American Arbitration Association in Nassau County, New York. If none, then at their offices in New York, New

York. Judgment upon any arbitration award rendered may be entered in any court having jurisdiction thereof.



      9. ATTORNEYS' FEES. In the event of any litigation or arbitration concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The

"prevailing party" means the party determined by the court or arbitrators to have most nearly prevailed, even if such party did not prevail in all matters,

not necessarily the one in whose favor a judgment is rendered.



      10. AMENDMENTS. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.



      11. SUCCESSORS AND ASSIGNS. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their successors and assigns. COIN shall not be entitled to assign any of COIN's rights or obligations under this Agreement.



      12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the employment of COIN.



      13. NOTICE. Any notice, statement, report, request or demand required or permitted to be given by this Agreement shall be effective only if in writing,

delivered personally against receipt therefore or mailed by certified mail,

return receipt requested, or by private overnight delivery to the parties at the addresses hereafter set forth, or at such other places that any party may designate by written notice to the other.





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      Notices to the Company shall be sent to:



            1-800-FLOWERS, INC.

            1600 Stewart Avenue

            Westbury, NY  11590

            Attention: James F. McCann



      with a copy to:



            GALLAGHER, WALKER, BIANCO & PLASTARAS

            98 Willis Avenue

            Mineola, New York 1101

            Attention: Gerard M. Gallagher, Esq.



      Notice to COIN shall be sent to:



            KERRY W. COIN

            1215 Key West

            Corona Del Mar, CA 92625



      All such notices, statement, reports, requests, or demands shall be effective upon:



            (i) At the time of service, if personally served.



            (ii) Upon the earlier of actual receipt or three (3) calendar days after deposit in the United States mail, properly addressed and postage prepaid,

return receipt requested, if served by certified mail.



            (iii) Twenty-four (24) hours after delivery by the party giving the notice, statement or demand if by private overnight delivery.



      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.



1-800-FLOWERS, INC.



By: ___________________________





_______________________________

          KERRY W. COIN





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